July 14, 2008

By email with signed PDF file and by regular mail

Board of Directors
OmniReliant Holdings, Inc.
4218 West Linebaugh Ave.
Tampa, Florida 33624

To Whom It May Concern:

I am tendering my resignation as a member of the Board of Directors of OmniReliant Holdings, Inc. (the “Company”) effective July 11, 2008

Regards,

/s/ Timothy Harrington

Timothy Harrington